Exhibit 99.1

News Release

Date: December 17, 2024

Euronet Amends and Extends its Unsecured Revolving Credit Facility

LEAWOOD, Kansas — December 17, 2024 — Euronet Worldwide, Inc. (NASDAQ: EEFT), a leading global electronic payments provider and distributor, today announced the Company has amended its unsecured revolving credit facility to increase the facility from $1.25 billion to $1.90 billion. The Company also extended the maturity date by five years from December 17, 2024, to December 17, 2029, with a syndicate of domestic and international financial institutions.

The amended credit facility includes a multi-currency borrowing tranche totaling $1.685 billion and a USD borrowing tranche totaling $215 million. The amended facility also removes the credit spread adjustment on SOFR and SONIA borrowings. All other terms remain substantially the same as the existing credit facility.

“We are pleased that all our banking partners continued to support our business, most at increased commitment levels. We are equally pleased to have several new banking partners join the facility, which will provide capital flexibility in banking services in areas that are important to our expansion,” stated Rick Weller, Executive Vice President and Chief Financial Officer of Euronet Worldwide, Inc. “The increased capacity will allow us the flexibility to grow the business to continue to deliver year-over-year double-digit growth rates and ultimately deliver additional value to our shareholders.”

About Euronet Worldwide, Inc.

Starting in Central Europe in 1994 and growing to a global real-time digital and cash payments network with millions of touchpoints today, Euronet now moves money in all the ways consumers and businesses depend upon. This includes money transfers, credit/debit card processing, ATMs, POS services, branded payments, foreign currency exchange and more. With products and services in more than 200 countries and territories provided through its own brand and branded business segments, Euronet and its financial technologies and networks make participation in the global economy easier, faster and more secure for everyone.

A leading global financial technology solutions and payments provider, Euronet has developed an extensive global payments network that includes 55,292 installed ATMs, approximately 949,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 113 countries; card software solutions; a prepaid processing network of approximately 766,000 POS terminals at approximately 348,000 retailer locations in 64 countries; and a global money transfer network of approximately 595,000 locations serving 198 countries and territories. Euronet serves clients from its corporate headquarters in Leawood, Kansas, USA, and 67 worldwide offices. For more information, please visit the Company’s website at www.euronetworldwide.com.

Euronet Global Headquarters 11400 Tomahawk Creek Parkway • Suite 300 • Leawood, KS • USA T: +1-913-327-4200 • F: +1-913-327-4120 • W: www.euronetworldwide.com

Forward-Looking Statements

Statements contained in this news release that concern Euronet’s or its management’s intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including impacts from the COVID-19 or other pandemics; inflation; the war in the Ukraine and the related economic sanctions; military conflicts in the Middle East; our ability to successfully integrate any acquired operations; economic conditions in specific countries and regions; technological developments affecting the market for our products and services; our ability to successfully introduce new products and services; foreign currency exchange rate fluctuations; the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties; interruptions in any of our systems or those of our vendors or other third parties; our ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and privacy; changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including dynamic currency conversion transactions; changes in our relationships with, or in fees charged by, our business partners; competition; the outcome of claims and other loss contingencies affecting Euronet; the cost of borrowing (including fluctuations in interest rates), availability of credit and terms of and compliance with debt covenants; and renewal of sources of funding as they expire and the availability of replacement funding. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC’s Edgar website or by contacting the Company. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

For further information regarding this release, please contact:

Euronet Worldwide, Inc.

Stephanie Taylor

staylor@euronetworldwide.com
(913) 327-4200

Euronet Global Headquarters T: +1-913-327-4200 • F: +1-913-327-4120 W: www.euronetworldwide.com